UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2016 (June 12, 2016)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 12, 2016, Caesars Entertainment Corporation (“CEC”) signed on to the Restructuring Support Agreement, dated as of June 12, 2016 (the “CAC RSA”), among Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), Caesars Acquisition Company (“CAC”) and CEC, solely to confirm that the CAC RSA constitutes the “CAC Joinder” under the Restructuring Support, Settlement and Contribution Agreement, dated as of June 7, 2016, between CEC and CEOC, previously disclosed by CEC in its Current Report on Form 8-K filed on June 8, 2016.

Important Additional Information

On December 21, 2014, CEC and CAC entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CEC and CAC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint information statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint information statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint information statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 13, 2016	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary